Exhibit 4.4

                        REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of January 31, 2000, by and between CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "COMPANY"), HELLER FINANCIAL, INC., a Delaware corporation ("HELLER") and MIDWEST MEZZANINE FUND II, L.P., a Delaware limited partnership ("MIDWEST") (Heller and Midwest are sometimes referred to individually as a "HOLDER" and together, as the "HOLDERS"). Capitalized terms used and not other defined herein have the respective meanings ascribed thereto in Article I.

                                   RECITALS

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Holders and the Company will enter into a Subordinated Note Purchase Agreement (the "PURCHASE AGREEMENT");

      WHEREAS, pursuant to the Purchase Agreement, the each Holder will purchase a note or notes convertible into shares of Common Stock of the Company; and

      WHEREAS, each of the Holders and the Company desire to enter into this Agreement to provide the Holders with certain rights with respect to their ownership of the Company's Common Stock issuable upon conversion of the Convertible Note.

      NOW, THEREFORE, the parties hereto hereby agree as follows:


                                  ARTICLE I
                              CERTAIN DEFINITIONS

      1.1 DEFINED TERMS. The following capitalized terms, when used in this Agreement, have the respective meanings set forth below:

            "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "COMMON STOCK" means the common stock of the Company, par value $.001 per share, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock and all other securities of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation

                                                 Registration Rights Agreement
      or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

            "CONVERTIBLE NOTES" means the notes dated the date hereof initially convertible for an aggregate of 442,880 shares of Common Stock, issued to the Holders, and any securities issued upon subdivision or combination, or in substitution, thereof.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "EXISTING REGISTRABLE SECURITIES" means the 2,969,822 shares of Common Stock defined as "Registrable Securities" and "Registrable inside Shareholder Securities" pursuant to that certain Amended and Restated Registration Rights Agreement, dated as of June 16, 1997, among the Company and those Persons whose names appear thereon, as such agreement exists as of the date hereof, without giving effect to any further amendment or modifications thereto, so long as such shares remain "Registrable Securities" or "Registrable inside Shareholder Securities" thereunder.

            "FULLY DILUTED BASIS" means, with respect to the calculation of the number of shares of Common Stock, (i) all shares of Common Stock outstanding at the time of determination, and (ii) all shares of Common Stock issuable upon the conversion, exchange or exercise of all securities (including the Convertible Notes) convertible, exchangeable or exercisable for or into shares of Common Stock regardless of whether such securities are then convertible, exchangeable or exercisable.

            "HOLDERS" means the Holders and any permitted successors or assigns, so long as such Persons are the owners of record of any Registrable Securities or any Convertible Notes pursuant to which any Registrable Securities may be issued.

            "MAJORITY HOLDERS" means, as of any particular date, the holders of a majority of the outstanding Registrable Securities based upon the sum of the total number of shares of Registrable Securities then outstanding and the total number of shares of Registrable Securities issuable with respect to any Convertible Notes then outstanding.

            "PERSON" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

            "REGISTRABLE SECURITIES" means any shares of Common Stock issuable upon conversion of the Convertible Note or securities issued or issuable with respect to such Convertible Note or Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise upon any required adjustments. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when
      (a)

                                                 Registration Rights Agreement
      a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or
      (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

            "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with SECTION 2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one counsel (except in the event of a conflict of interest, then such number of counsel as is appropriate to resolve such conflict) retained by the holder or holders of a majority of the Registrable Securities being registered, premiums and other costs of policies of insurance, if any, obtained by the Company against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including reasonable fees of underwriters counsel including qualification of securities under blue sky laws, but excluding all agency fees and commissions, underwriting discounts and commissions and transfer taxes, if any.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                  ARTICLE II
                       REGISTRATION UNDER SECURITIES ACT

      2.1   REGISTRATION OF REGISTRABLE SECURITIES ON REQUEST.

            (a) REQUEST. The Majority Holders shall have the right to request in writing that the Company effect one registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") of all or part of such Holders' Registrable Securities pursuant to this SECTION 2.1. Within ten days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities, which Holders shall be entitled to include their Registrable Securities in such registration subject to SECTION 2.1(F). Thereupon the Company will use its best efforts to effect, as expeditiously as possible, the registrations under the Securities Act on the form requested by the Holders of Registrable Securities requesting registration of the following securities, subject to SECTIONS 2.1(F):


                                                 Registration Rights Agreement

                  (i) the Registrable Securities which the Company has been so requested to register by the Majority Holders; and

                  (ii) all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities).

      The Holders of a majority of the Registrable Securities requesting a registration under this ARTICLE II may, at any time prior to the effective date of the registration statement relating to such registration, revoke, without liability, such request by providing written notice to the Company. The Company will pay all Registration Expenses in connection with any registration pursuant to this SECTION 2.1.

            (b) REGISTRATION OF OTHER SECURITIES. Whenever the Company shall effect a registration pursuant to this SECTION 2.1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not in the underwriter's reasonable judgment adversely affect such offering or (ii) the Holders of a majority of Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities. The Company has not granted, and the Company will not grant to any person at any time on or after the date hereof, the right to be included among the securities registered pursuant to this SECTION 2.1 that is inconsistent with the provisions of this SECTION 2.1(B).

            (c) REGISTRATION STATEMENT FORM. Registrations under this SECTION
2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Holders of a majority of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which Holders of Registrable Securities being registered shall reasonably request.

            (d) EFFECTIVE REGISTRATION STATEMENT. A registration requested pursuant to this SECTION 2.1 shall not be deemed to have been effected and shall not count as a requested registration pursuant to SECTION 2.1(A) hereof (i) unless a registration statement with respect thereto has become effective under the Securities Act and has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities included in such registration have actually been sold thereunder, but subject to extension pursuant to SECTION 2.4(B)), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not the fault of a Holder of Registrable Securities covered thereby have not been sold, or (iii) if the conditions to closing specified in the selling agreement or

                                                 Registration Rights Agreement
underwriting agreement entered into in connection with such registration are not satisfied or waived by the parties thereto other than a Holder of Registrable Securities. Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any registration that is not deemed to have been effected pursuant to SECTION 2.1(A) as a result of the terms of this SECTION 2.1(D).

            (e) UNDERWRITERS. Any registration effected pursuant to this SECTION
2.1 shall, at the election of the Holders of a majority of the Registrable Securities to be so registered, be an underwritten public offering on a firm commitment basis or a best efforts basis. The managing underwriter or underwriters thereof shall be selected by the Company, subject to the approval of such selection by the Holders of a majority of the Registrable Securities to be so registered, and the price, terms and provisions of the offering shall be subject to the approval of the Company and the Holders of a majority of the Registrable Securities to be so registered.

            (f) APPORTIONMENT IN REGISTRATIONS REQUESTED. If, in connection with a registration requested pursuant to this SECTION 2.1, the managing underwriter shall advise the Company in writing (with a copy to each Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included in such registration, the number of securities that are otherwise entitled to be included in such registration shall be allocated in the following manner: the Registrable Securities requested to be included in such registration shall be reduced, on a pro rata basis among the Holders thereof requesting such registration on the basis of the percentage of the Registrable Securities held by the Holders of Registrable Securities which have requested that such Registrable Securities be included.

      2.2 REGISTRATIONS ON FORM S-3. Anything contained in SECTION 2.1 to the contrary notwithstanding, the Holder or Holders of the Registrable Securities shall have the right to request in writing an unlimited number of registrations on Form S-3 (or any successor or similar short- form registration statement), of Registrable Securities, which request or requests shall (i) specify the number of Registrable Securities intended to be sold or disposed of and the Holders thereof, and (ii) state the intended method of disposition of such Registrable Securities. A requested registration in compliance with this SECTION 2.2 shall not count as a registration statement initiated pursuant to SECTION 2.1 but shall otherwise be treated as a registration initiated pursuant to, and shall, except as otherwise expressly provided in this SECTION 2.2, be subject to
SECTION 2.1. In addition, the Company may at any time initiate a registration on Form S-3 (or any successor or similar short-form registration statement) of the Registrable Securities. The Holder or Holders of such Registrable Securities shall cooperate with such registration, including providing the information regarding such Holder or Holders required to be included in the Prospectus by the Securities Act. The Company will pay all Registration Expenses in connection with any registration on Form S-3 (or any successor or similar short-form registration statement).


                                                 Registration Rights Agreement

      2.3   "PIGGYBACK" REGISTRATIONS.

            (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time proposes to register any Common Stock under the Securities Act (other than by a registration on Form S-4, Form S-8 or any successor or similar form, or in connection with a tender offer, merger, or other acquisition, and other than pursuant to SECTION 2.1 or SECTION 2.2), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice (in any event within ten (10) business days after its receipt of any notice of exercise of other demand registration rights and at least thirty (30) days prior to the anticipated filing date of the registration statement relating to such registration) to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this SECTION 2.3. Upon the written request of any such Holder made within twenty (20) days after the date of any such notice, the Company will include in such registration all Registrable Securities which the Company has been so requested to register by the Holders thereof, PROVIDED that if, at any time after giving written notice of its intention to register its Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of its Common Stock, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith or to include any Registrable Securities in subsequent registrations), without prejudice, however, to the rights of any Holder of Registrable Securities entitled to do so to request that such registration be effected as a registration under SECTION 2.1 or SECTION 2.2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering its Common Stock. No registration effected under this SECTION 2.3 shall relieve the Company of its obligation to effect any registration upon request under SECTION 2.1 or SECTION 2.2. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this SECTION 2.3.

            (b)   APPORTIONMENT IN "PIGGYBACK" REGISTRATIONS.

                  (i) If a registration under this SECTION 2.3 is an underwritten primary registration on behalf of the Company and the managing underwriter of such underwritten offering advises the Company in writing of its belief that the aggregate number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, (A) first, the securities proposed by the Company to be sold for its own account, (B) second, the Registrable Securities and Existing Registrable Securities requested to be included in such registration; PROVIDED, THAT if the managing underwriter advises the Company in writing of its belief that a lower number of Registrable Securities and Existing Registrable Securities should be included, then the Company shall be required to include in the underwriting only that lower number of Registrable Securities and Existing Registrable Securities, and the holders of Registrable Securities and Existing Registrable Securities

                                                 Registration Rights Agreement
      who have requested registration shall participate in the underwriting in accordance with the terms of SECTION 2.3(B)(III) below, and (C) third, if all of the Registrable Securities and Existing Registrable Securities requested to be included in such registration have been included therein, then any other securities requested to be included in such registration.

                  (ii) If a registration under this SECTION 2.3 is an underwritten secondary registration on behalf of holders of the Company's Securities, and the managing underwriter advises the Company in writing of its belief that the aggregate number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration, (B) second, the Registrable Securities and Existing Registrable Securities requested to be included in such registration; PROVIDED, THAT if the managing underwriter advises the Company in writing of its belief that a lower number of Registrable Securities and Existing Registrable Securities should be included, then the Company shall be required to include in the underwriting only that lower number of Registrable Securities and Existing Registrable Securities, and the holders of Registrable Securities and Existing Registrable Securities who have requested registration shall participate in the underwriting in accordance with the terms of SECTION 2.3(B)(III) below, and (C) third, if all of the Registrable Securities and Existing Registrable Securities requested to be included in such registration have been included therein, then any other securities requested to be included in such registration.

                  (iii) If the number of Registrable Securities and Existing Registrable Securities to be included in a registration are to be reduced pursuant to either SECTION 2.3(B)(I)(B) or SECTION 2.3(B)(II)(B), the maximum number of Registrable Securities and Existing Registrable Securities that are entitled to be included in such registration (other than Registrable Securities included pursuant to SECTION 2.3(B)(II)(A), which shall not be reduced) (the "MAXIMUM NUMBER OF SHARES") shall be allocated among the holders of Registrable Securities and Existing Registrable Securities in the following manner:

                  (A) first, each Holder of Registrable Securities shall be entitled to include in such registration a number of shares of Registrable Securities determined in accordance with the following formula:

                       1 degree = 2 x (H/R x M)

      Where:

      1 degree  = the number of shares of Registrable Securities that such
                  Holder shall be entitled to include in such registration pursuant to this clause (A).

      H         = the number of shares of Registrable Securities owned by such
                  Holder.

                                                 Registration Rights Agreement

      R         = the total number of shares of Registrable Securities and
                  Existing Registrable Securities for which registration has been requested.

      M         = the Maximum Number of Shares.

                  (B) second, each Holder of Registrable Securities and each holder of Existing Registrable Securities shall be entitled to include in such registration a portion of the remaining Maximum Number of Shares determined in accordance with the following formula:

                       2 degree =  H/R x (M-I)

      Where:

      2 degree  = the number of shares of Registrable Securities or Existing
                  Registrable Securities that such Holder shall be entitled to include in such registration pursuant to this clause (B).

      H         = the number of shares of Registrable Securities and Existing
                  Registrable Securities owned by such Holder.

      R         = the aggregate number of shares of Registrable Securities and
                  Existing Registrable Securities for which registration has been requested.

      M         = the Maximum Number of Shares.

      I         = the aggregate number of shares of Registrable Securities to be included in such registration pursuant to clause (A) above.

      2.4 REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) prepare and file with the Commission within 90 days, and use its best efforts to prepare and so file within 45 days, after receipt of a request for registration with respect to such Registrable Securities, a registration statement with respect to such Registrable Securities (such registration statement to include all information which the holders of the Registrable Securities to be registered thereby shall reasonably request) and use its best efforts to cause such registration statement to become and remain effective; PROVIDED, THAT at least five days before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, and the Company

                                                 Registration Rights Agreement
shall not file any thereof to which such counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, and (ii) notify each holder of Registrable Securities covered by such registration statement of (x) any request by the Commission to amend such registration statement or amend or supplement any prospectus, or (y) any stop order issued or threatened by the Commission, and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (b) (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (except that such 180 day period shall be extended (x) by the length of any period that a stop order or similar proceeding is in effect which prohibits the distribution of the Registrable Securities, and
(y) by the number of days during the period from and including the date on which each seller of Registrable Securities shall have received a notice delivered pursuant to clause (g) below until the date when such seller shall have received a copy of the supplemented or amended prospectus contemplated by clause (g) below), and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to each seller and each underwriter, if any, of Registrable Securities, without charge, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and, in each case including all exhibits) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller; PROVIDED, HOWEVER, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

         (e) furnish to each seller of Registrable Securities a signed copy, addressed to such seller (and the underwriters, if any) of an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily

                                                 Registration Rights Agreement
covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as the seller (or the underwriters, if any) may reasonably request;

         (f) furnish to each seller of Registrable Securities a signed copy, addressed to such seller (and the underwriters, if any) of a "comfort" letter, dated the effective date of such registration statement signed by the independent public accountants who have certified the Company's financial statements, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request;

         (g) immediately notify the managing underwriter, if any, and each seller of Registrable Securities, at a time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish such seller, as soon as practicable, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; PROVIDED THAT, if (i) the providing of copies of such supplement or amendment would require the Company to publicly disclose information sooner than it otherwise would be required to disclose such information and (ii) the Board of Directors of the Company determines, in its reasonable business judgment, that the disclosure of such information would interfere with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Company, then the Company may postpone providing copies of such supplement or amendment until the earlier of (x) the date 30 days after the occurrence of the event necessitating such supplement or amendment and (y) a date as soon as practicable after the date on which the Board of Directors determines, in its reasonable business judgment, that the disclosure of such information would not interfere with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Company;

         (h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and on any Securities Exchange or National Automated Quotation System requested by the holders of a majority (by number of shares) of such Registrable Securities, provided that the Company then meets or is reasonably capable of meeting the eligibility requirements for such exchange or system and such exchange or system is reasonably satisfactory to the managing underwriters, and to enter into such

                                                 Registration Rights Agreement
customary agreements as may be required in furtherance thereof, including, without limitation, listing applications and indemnification agreements in customary form;

         (i) retain a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, and cause the Company's and its affiliates' and subsidiaries' officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement to enable them to conduct a reasonable investigation within the meaning of the Securities Act;

         (k) subject to other provisions hereof, use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

         (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date (as the term "effective date" is defined in Rule 158(c) under the Securities Act) of the registration statement, which earnings statement shall satisfy the provisions of SECTION 11(A) of the Securities Act and Rule 158 thereunder;

         (m) permit any holder of Registrable Securities, which holder, in the sole judgment, exercised in good faith, of such holder might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act) to participate in the preparation of any registration statement covering such holder's Registrable Securities and to include therein material, furnished to the Company in writing, which in the reasonable judgment of such holder should be included and which is reasonably acceptable to the Company; and

         (n) use every reasonable effort to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of any registration statement or of any order preventing or suspending the use of any preliminary prospectus.

      2.5 REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all Registration Expenses will be borne by the Company.


                                                 Registration Rights Agreement

                                 ARTICLE III
                                INDEMNIFICATION

      3.1 INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities by the Company under the Securities Act, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the holders of any Registrable Securities covered by such registration statement, each other Person, if any, who controls such holder within the meaning of the Securities Act or the Exchange Act, and each of their respective directors, officers, general partners, limited partners and managing directors and each other person who participates as an underwriter in the offering or sale of such securities as follows:

         (a) against any and all loss, liability, claim, damage or expense arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration;

         (b) against any and all loss, liability, claim, damage and expense to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

         (c) against any and all expense incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, to the extent that any such expense is not paid under
SECTION 3.1 (A) or (B) above;

PROVIDED, THAT this indemnity does not apply with respect to any particular holder, to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that holder expressly for use in the preparation of any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus

                                                 Registration Rights Agreement

(or any amendment or supplement thereto); PROVIDED, FURTHER, that the Company will not be liable to any holder or any person who participates as an underwriter in the offer or sale of Registrable Securities, if any, under the indemnity agreement in this SECTION 3.1, with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, liability, claim, damage or expense of such underwriter, controlling Person or holder results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously and timely furnished copies thereof to such underwriter and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, general partner, underwriter or other controlling person and shall survive the transfer of such securities by such seller.

      3.2 INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in SECTION 3.1 of this Agreement), to the extent permitted by law, the Company and its directors, officers and controlling Persons, and their respective directors, officers and general partners, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder, specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or such holder, as the case may be, or any of their respective directors, officers, controlling Persons or general partners and shall survive the transfer of such securities by such holder; PROVIDED that no such holder shall be liable under SECTION 3.2 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such holder.

      3.3 WRITTEN NOTICE. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in SECTION 3.1 or SECTION 3.2 of this Agreement, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, THAT the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under SECTION 3.1 or SECTION 3.2 of this Agreement except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it

                                                 Registration Rights Agreement
may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all holders of Registrable Securities, selected by a majority (by number of shares) of the holders of Registrable Securities (which choice shall be reasonably satisfactory to the Company), or (ii) more than one counsel for the Company in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

      3.4 UNDERWRITING AGREEMENT. The Company and each holder of Registrable Securities requesting registration shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

      3.5 CONTRIBUTIONS. If the indemnification provided for in SECTIONS 3.1 and
3.2 of this Agreement is unavailable or insufficient to hold harmless an indemnified party under such Sections, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in SECTION 3.1 or
SECTION 3.2 of this Agreement in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, including, without limitation, the relative benefits received by each party from the offering of the securities covered by such registration statement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission. The relative fault shall be determined by reference to,

                                                 Registration Rights Agreement
among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
SECTION 3.5 were to be determined by pro rata or per capita allocation (even if the underwriters, if any, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this SECTION 3.5. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this SECTION 3.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in SECTION 3.3 of this Agreement if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this SECTION 3.5. Promptly after receipt by an indemnified party under this SECTION 3.5 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this SECTION 3.5, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in SECTION 3.3 of this Agreement has not been given with respect to such action; PROVIDED, THAT the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this
SECTION 3.5, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. The Company and each holder of Registrable Securities agrees with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that (i) the underwriters' portion of such contribution shall not exceed the underwriting discount and (ii) that the amount of such contribution shall not exceed an amount equal to the net proceeds actually received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of SECTION 11(F) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      3.6 PERIODIC PAYMENTS. The indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.


                                  ARTICLE IV
                               OTHER AGREEMENTS

      4.1   HOLDBACK AGREEMENTS.

         (a) HOLDERS OF REGISTRABLE SECURITIES. Each holder of Registrable Securities agrees not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any securities of the Company, during the seven days

                                                 Registration Rights Agreement
prior to, and the 90-day period beginning on, the effective date of any underwritten registration pursuant to Article II hereof (except as part of such underwritten registration), unless the managing underwriters of the registered public offering otherwise agree.

         (b) THE COMPANY. The Company agrees (i) not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of its securities, during the seven days prior to, and during the 90-day period beginning on, the effective date of any underwritten registration pursuant to Article II hereof in which holders of Registrable Securities are selling stockholders (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the managing underwriters of the registered public offering otherwise agree, and
(ii) to use all reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, to agree not to sell, make any short sale of, loan, grant any option for the purchase of, or effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriters of the registered public offering otherwise agree.

      4.2   UNDERWRITTEN OFFERINGS.

         (a) DEMAND UNDERWRITTEN OFFERINGS. If requested by the managing underwriter for any underwritten offering of Registrable Securities pursuant to a registration pursuant to SECTION 2.1 or 2.2 above, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, and to contain such representations and warranties by the Company and such other terms as are generally included in agreements of this type, including, without limitation, indemnities customarily included in such agreements. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to those representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

         (b) INCIDENTAL UNDERWRITTEN OFFERINGS. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by SECTION 2.3 of this Agreement and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in SECTION 2.3 of this Agreement, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder, subject to the limitations set forth in SECTION 2.3 hereof, among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters. The Company shall cooperate with any such holder of

                                                 Registration Rights Agreement

Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to those representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

      4.3 ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, or fail to take any action which it may properly take, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Agreement or the marketability of such Registrable Securities under any such registration (including, without limitation, effecting a stock split or a combination of shares).

      4.4 RULE 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                                  ARTICLE V
                                 MISCELLANEOUS

      5.1 NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may upon the giving of written notice to the Company, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. The Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

      5.2   GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

         (b) Any legal action or proceeding with respect to this agreement shall be brought in the courts of the State of Illinois or of the United States of America for the northern district of Illinois,

                                                 Registration Rights Agreement
and, by execution and delivery of this agreement, each of the Company and the Holder hereby accepts for itself and (to the extent permitted by law) in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Company and the Holder hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (c) Nothing herein shall affect the right of any holder to serve process in any other manner permitted by law.

         (d) The Company and the Holder hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this agreement and for any counterclaim therein; (ii) irrevocably waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certify that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledge that it has been induced to enter into this agreement and the transactions contemplated hereby among other things, the mutual waivers and certifications contained in this SECTION 5.2.

      5.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all previous oral or written communications, representations or agreements. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company, the Holders of a majority of the outstanding Registrable Securities, and each of Heller and Midwest so long as such Holders own any Registrable Securities.

      5.4 TERM. This Agreement will terminate at such time as the Registrable Securities, in the aggregate, represent less than both (i) 1% of the Company's outstanding shares of Common Stock on a fully diluted basis, and (ii) the average weekly trading volume of the Company's Common Stock for four consecutive calendar weeks.

      5.5 WAIVER. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or similar nature.

      5.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns, as the case may be.

      5.7 REMEDIES. In the event of a breach by any party to this Agreement of its obligations under this Agreement, the loss of any right as provided in this Agreement as a result of such breach shall not be the sole and exclusive remedy of any party injured by such breach. Any such injured

                                                 Registration Rights Agreement
party will be entitled to specific performance of its rights under this Agreement, in addition to being entitled to exercise all rights granted by law, including recovery of damages. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

      5.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      5.9 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      5.10 FURTHER ASSURANCES. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

      5.11 GENDER. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

      5.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      5.13 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party:


                                                 Registration Rights Agreement

         If to the Company:

            Castle Dental Centers, Inc.
            1360 Post Oak Boulevard
            Suite 1300
            Houston, Texas  77056
            Attention: Jack H. Castle, Jr.
            Telecopy: (713) 513-1401

         If to Heller:

            Heller Financial, Inc.
            500 West Monroe Street
            Chicago, Illinois  60661
            Attention:  Account Manager
                        Corporate Finance
            Telecopy: (312) 441-7367

         with a copy to:

            Heller Financial, Inc.
            500 West Monroe Street
            Chicago, Illinois 60661
            Attention:  Legal Services
                        Corporate Finance Group
            Telecopy: (312) 441-6876

         If to Midwest:

            Midwest Mezzanine Fund II, L.P.
            208 South LaSalle Street, 10th floor
            Chicago, Illinois 60604-1003
            Attention: J. Allan Kayler
            Telecopy: (312) 553-6647


Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a business day (otherwise on the next succeeding business day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) business days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.


                                                 Registration Rights Agreement

      IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement as of the date first above written.



HELLER FINANCIAL, INC.,                CASTLE DENTAL CENTERS, INC.,
A DELAWARE CORPORATION                 A DELAWARE CORPORATION


By_________________________________    By_________________________________
                                           Jack H. Castle, Jr.
                                           Chairman and Chief Executive
MIDWEST MEZZANINE FUND II, L.P.              Officer

By:  ABN AMRO Mezzanine Management
     II, L.P., its general partner

By:  ABN AMRO Mezzanine Management
     II, Inc.,  its general partner


By_________________________________
    J. Allan Kayler, Senior Vice
      President

                                                 Registration Rights Agreement